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BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP

First Quarter Report
Quarter ended March 31, 2011





Palomar Hotel and Residences in Dallas, Texas (left) and 1221 Coit Road, Dallas (Plano), Texas—properties of Behringer Harvard Short-Term Opportunity Fund I LP.

First Quarter Overview

- The Fund continues to be in the asset disposition phase of its lifecycle. In the near term, liquidity generated by asset sales and from other sources will be invested in other portfolio properties, used to reduce outstanding debt as required by lenders, and for operational purposes with the objective of returning excess cash to our limited partners as soon as possible.
- Construction has been completed on our Cassidy Ridge condominium project in Telluride, Colorado. We have received certificates of occupancy for the first two structures and are wrapping up the work to receive the last three remaining certificates of occupancy. We have begun an aggressive marketing campaign to sell the project's 23 condominium units.
- Landmark I and II are under contract to sell. Under the terms of this agreement, the Fund would retain an opportunity to share in a future increase in the value of these office properties. The contract sales price of $16.25 million, subject to adjustments, will be used to fully satisfy the existing indebtedness associated with the property, after closing costs.
- 250/290 E. John Carpenter Freeway in Irving, Texas, remains under contract to sell. The Fund is continuing to negotiate terms of the purchase and sale agreement as the buyer completes their due diligence. While there are no assurances, this transaction is currently expected to close by the end of August.
- At the Palomar Hotel and Residences in Dallas, the hotel's operating performance is continuing to exceed budget. The Residences is restarting an aggressive condominium sales campaign as the market begins to improve and leases on the currently rented units expire. We are also continuing negotiations to extend the loan on the Residences.
- Internap Network Services Corporation has entered into a 129-month lease for our 1221 Coit Road property in Plano, Texas, and is converting it into a data center. The tenant has indicated it plans to make significant future improvements to the property. We plan to refinance this property and sell it in the summer of 2012.
- We are continuing our efforts to extend the matured loan on the 5050 Quorum office building in Addison, Texas.

Financial Highlights

Some numbers have been rounded for presentation purposes.

(in thousands)	*3 mos. ended Mar. 31, 2011*	*3 mos. ended Mar. 31, 2010*
Total revenues	$ 6,693	$ 5,542
Net operating income[1]	$ 1,456	$ 633
(in thousands)	*As of Mar. 31, 2011*	*As of Dec. 31, 2010*
Total assets	$ 201,178	$ 203,308
Total liabilities	$ 178,526	$ 177,460

Investor Information

A copy of the Partnership's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov or by written request to the Partnership at its corporate headquarters. You may also elect to sign up for electronic delivery by visiting behringerharvard.com and selecting the option to "Go Paperless" at the top of the home page. For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Consolidated Balance Sheets

(in thousands, except unit amounts)		As of March 31, 2011		As of Dec. 31, 2010
Assets				
Real estate				
Land	$	29,270	$	29,709
Buildings and improvements, net		94,930		98,415
Total real estate		124,200		128,124
Real estate inventory, net		61,439		60,925
Cash and cash equivalents		2,879		2,040
Restricted cash		3,500		3,039
Accounts receivable, net		3,803		3,827
Prepaid expenses and other assets		876		892
Furniture, fixtures, and equipment, net		888		1,203
Deferred financing fees, net		552		683
Lease intangibles, net		3,041		2,575
Total assets	$	201,178	$	203,308
Liabilities and Equity				
Liabilities				
Notes payable	$	154,781	$	153,430
Note payable to related party		12,018		11,693
Accounts payable		2,405		2,801
Payables to related parties		2,628		2,302
Accrued liabilities		6,694		7,234
Total liabilities		178,526		177,460
Commitments and contingencies				
Equity				
Partners' capital				
Limited partners–11,000,000 units authorized, 10,803,839 units issued and outstanding at March 31, 2011 and December 31, 2010		(9,742)		(4,768)
General partners		36,791		34,729
Partners' capital		27,049		29,961
Noncontrolling interest		(4,397)		(4,113)
Total equity		22,652		25,848
Total liabilities and equity	$	201,178	$	203,308

Consolidated Statements of Cash Flows

(in thousands, except per unit amounts)		3 mos. ended March 31, 2011		3 mos. ended March 31, 2010
Cash flows from operating activities				
Net loss	$	(5,258)	$	(4,616)
Adjustments to reconcile net loss to net cash used in operating activities:				
Depreciation and amortization		1,812		1,774
Loss on derivative instrument, net		-		34
Asset impairment loss		2,700		-
Inventory valuation adjustment		-		1,667
Changes in operating assets and liabilities:				
Real estate inventory		(1,275)		(3,680)
Accounts receivable		24		(67)
Prepaid expenses and other assets		16		(112)
Lease intangibles		(682)		19
Accounts payable		12		(455)
Accrued liabilities		(196)		(1,756)
Payables or receivables with related parties		326		290
Cash used in operating activities		(2,521)		(6,902)
Cash flows from investing activities				
Capital expenditures for real estate		80		(62)
Change in restricted cash		461		(768)
Cash used in investing activities		(381)		(830)
Cash flows from financing activities				
Proceeds from notes payable		1,403		3,454
Proceeds from note payable to related party		325		-
Payments on notes payable		(30)		(54)
Payments on capital lease obligations		(17)		(16)
Financing costs		(2)		-
Contributions from general partners		2,062		3,934
Cash provided by financing activities		3,741		7,318
Net change in cash and cash equivalents		839		(414)
Cash and cash equivalents at beginning of period		2,040		1,964
Cash and cash equivalents at end of period	$	2,879	$	1,550
Supplemental disclosure				
Interest paid, net of amounts capitalized	$	1,107	$	823
Non-cash investing activities				
Notes receivable from noncontrolling interest holder	$	195	$	635
Capital expenditures for real estate in accrued liabilities	$	43	$	54
Reclassification of real estate inventory to buildings	$	-	$	2,611
Non-cash financing activities				
Contributions from noncontrolling interest holder	$	195	$	635
Financing costs in accrued liabilities	$	-	$	12

Consolidated Statements of Operations

(in thousands, except per unit amounts)	*3 mos. ended March 31, 2011*	*3 mos. ended March 31, 2010*
Revenues		
Rental revenue	$ 2,616	$ 2,422
Hotel revenue	4,077	3,120
Total revenues	6,693	5,542
Expenses		
Property operating expenses	4,299	3,917
Asset impairment loss	2,700	-
Inventory valuation adjustment	-	1,667
Interest expense, net	1,919	1,437
Real estate taxes, net	682	770
Property and asset management fees	457	440
General and administrative	207	223
Depreciation and amortization	1,700	1,661
Total expenses	11,964	10,115
Interest income	61	30
Loss on derivative instrument, net	-	(34)
Loss from operations before income taxes	(5,210)	(4,577)
Provision for income taxes	(48)	(39)
Net loss	$ (5,258)	$ (4,616)
Net loss attributable to noncontrolling interest	284	534
Net loss attributable to the Partnership	$ (4,974)	$ (4,082)
Basic and diluted weighted average limited partnership units outstanding	10,804	10,804
Basic and diluted net loss per limited partnership unit attributable to the Partnership	$ $(0.46)	$ $(0.38)

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the "Fund," the "Partnership," "we," "us," or "our") and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, anticipated sales of condominium units, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the Fund's filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2011 and December 31, 2010 and our unaudited, consolidated results of operations and cash flows for the periods ended March 31, 2011 and 2010.

[1] Net operating income (NOI), a non-GAAP financial measure, is defined as total revenue less property operating expenses, real estate taxes, property management fees, and cost of real estate inventory sales. Management believes that NOI provides an accurate measure of the Partnership's operating performance because NOI excludes certain items that are not associated with management of our properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our cash needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net loss has been provided.

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP

Q1 2011

behringerharvard.com

Net Operating Income (NOI)[1]

(in thousands)		3 mos. ended March 31, 2011		3 mos. ended March 31, 2010
Total revenues	$	6,693	$	5,542
Operating expenses				
Property operating expenses		4,299		3,917
Real estate taxes, net		682		770
Property and asset management fees		457		440
Less: Asset management fees		(201)		(218)
Total operating expenses		5,237		4,909
Net operating income	$	1,456	$	633

Reconciliation to Net Loss

Net operating income	$	1,456	$	633
Less: Depreciation and amortization		(1,700)		(1,661)
General and administrative expenses		(207)		(223)
Interest expense, net		(1,919)		(1,437)
Asset management fees		(201)		(218)
Asset impairment loss		(2,700)		-
Inventory valuation adjustment		-		(1,667)
Provision for income taxes		(48)		(39)
Add: Interest income		61		30
Loss on derivative instrument, net		-		(34)
Net loss	$	(5,258)	$	(4,616)

In support of our continuing efforts to cut costs and save unit holder capital, Behringer Harvard will discontinue mailing quarterly summary reports beginning in 2011. Quarterly summary reports for each program will be made available online at behringerharvard.com. Unit holders may obtain a hardcopy reproduction of a specific report by contacting the Behringer Harvard Investment Services Department at investment-services@behringerharvard.com or 866-655-3650.

First Quarter Report

Behringer Harvard Short-Term Opportunity Fund I LP

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP
15601 Dallas Parkway, Suite 600
Addison, TX 75001

Date Published 6/11
593-1-ST2-Q1 Report 2011